Exhibit 99.2 Q1 Update May 17, 2022

DISCLAIMER The information contained herein, while obtained from sources we believe to be reliable, is not guaranteed as to accuracy or completeness. This Presentation is for information only and does not constitute an offer to sell or a solicitation to buy the securities referred to herein. No securities regulator or stock exchange has reviewed or accepted responsibility for the adequacy or accuracy of this Presentation. All figures in United States dollars unless indicated otherwise. This Presentation contains certain “forward looking statements” and “forward-looking information”, as defined under applicable United States and Canadian securities laws, concerning anticipated developments and events that may occur in the future. Forward-looking statements contained in this news release include, but are not limited to, statements with respect to the Company’s aircraft fleet size, the destinations that the Company intends to service, the expected delivery timelines for aircraft, future demand for block hours, increases in flight activity, expected future revenues, timing for freighter certification and launch of cargo operations, details regarding additional aircraft acquisitions and future profitability. In certain cases, forward-looking statements can be identified by the use of words such as plans , expects budget , scheduled , estimates , forecasts , intends , anticipates or or variations of such words and phrases or statements that certain actions, events or results may , could , would , might or will be taken , occur or be achieved suggesting future outcomes, or other expectations, beliefs, plans, objectives, assumptions, intentions or statements about future events or performance. Forward-looking statements contained in this news release is based on certain factors and assumptions regarding, among other things, the receipt of financing to continue airline operations, the accuracy, reliability and success of GlobalX’s business model; GlobalX’s ability to accurately forecast demand; the timely receipt of governmental approvals; the success of airline operations of GlobalX; GlobalX’s ability to successfully enter new geographic markets; the legislative and regulatory environments of the jurisdictions where GlobalX will carry on business or have operations; the Company has or will have sufficient aircraft to provide the service; the impact of competition and the competitive response to GlobalX’s business strategy; the future price of fuel, and the availability of aircraft. While the Company considers these assumptions to be reasonable based on information currently available to it, they may prove to be incorrect. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include risks related to, the ability to obtain financing at acceptable terms, the impact of general economic conditions, risks related to supply chain and labour disruptions, failure to retain or obtain sufficient aircraft, domestic and international airline industry conditions, the effects of increased competition from our market competitors and new market entrants, passenger demand being less than anticipated, the impact of the global uncertainty created by COVID-19, future relations with shareholders, volatility of fuel prices, increases in operating costs, terrorism, pandemics, natural disasters, currency fluctuations, interest rates, risks specific to the airline industry, risks associated with doing business in foreign countries, the ability of management to implement GlobalX’s operational strategy, the ability to attract qualified management and staff, labour disputes, regulatory risks, including risks relating to the acquisition of the necessary licenses and permits; risks related to significant disruption in, or breach in security of GlobalX’s information technology systems and resultant interruptions in service and any related impact on its reputation; and the additional risks identified in the Risk Factors section of the Company's reports and filings with applicable Canadian securities regulators and the U.S. Securities and Exchange Commission. Although the Company has attempted to identify important factors that could cause actual results to differ materially from those described in the forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Accordingly, readers should not place undue reliance on forward-looking statements. The forward-looking statements are made as of the date of this news release. Except as required by applicable securities laws, the Company does not undertake any obligation to publicly update any forward-looking statements. If GlobalX does update one or more forward-looking statements, no inference should be made that it will make additional updates with respect to those or other forward-looking statements. This Presentation also contains future-oriented financial information and financial outlook information (collectively, “FOFI”) about the pro forma revenue of the resulting issuer which are subject to the same assumptions, risk factors, limitations and qualifications as set forth in the above paragraphs. FOFI contained in this Presentation was made as of the date of this Presentation and was provided for the purpose of providing further information about Global’s anticipated future business operations. Global disclaims any intention or obligation to update or revise any FOFI contained in this Presentation, whether as a result of new information, future events or otherwise, unless required pursuant to applicable law. FOFI contained in this Presentation should not be used for purposes other than for which it is disclosed herein. Such future-oriented production information is provided for the purpose of providing information about management's current expectations and plans relating to the future. Readers are cautioned that such outlook or information should not be used for purposes other than for which it is disclosed in this Presentation. Use of Projections. The financial projections, estimates and targets in this Presentation are forward-looking statements that are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond GlobalX’s control. While all financial projections, estimates and targets are necessarily speculative, GlobalX believes that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection, estimate or target extends from the date of preparation. The assumptions and estimates underlying the projected, expected or target results are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the financial projections, estimates and targets. The inclusion of financial projections, estimates and targets in this Presentation should not be regarded as an indication that GlobalX, or its representatives, considered or consider the financial projections, estimates and targets to be a reliable prediction of future events. • p2.

Agenda • First quarter 2022 - highlights • Q1 vs Q4 quarter over quarter analysis • Q2 objectives • Major revenue contracts signed – updated forecast • Positive impact of A321F introduction by Q4 • Unit Economics p3.

Q1 Results Delivered Highlights Q1 2022 Revenue = $16.3 million • Projecting $90+ Million in revenue for 2022 • Total contracts and LOI’s now exceed $200M • $70 Million in signed contracts or LOI’S for 2022 • $76 Million in signed contracts and LOI’S for 2023 and $52 million for 2024 • Forecasting operating hours per quarter will increase 300% in Q4 22 vs Q1 22 • Confirm our forecast of profitability in Q3 2022 p4. All amounts are $USD

Q1 22 Vs Q4 21

	Q1 2022	Q4 2021	Inc / (Dec)	% Change
Operating Revenue	$16,380,011	$11,168,526	$5,211,485	46.7%
Operating Expenses	2022	2021	Inc / (Dec)	% Change
Salaries, Wages, & Benefits	$5,865,074	$4,736,232	$1,128,842	23.8%
Aircraft Fuel	$3,250,554	2,144,388	1,106,166	51.6%
Maintenance, materials and repairs	$1,190,823	377,975	812,848	215.1%
Depreciation and amortization	$23,312	18,805	4,507	24.0%
Contracted ground and aviation services	$2,955,576	2,530,751	424,825	16.8%
Travel	$1,295,110	612,887	682,223	111.3%
Insurance	$857,268	289,356	567,912	196.3%
Aircraft Rent	$3,359,674	2,235,830	1,123,844	50.3%
Other	2,379,276	2,546,842	(167,566)	(6.6)%
Total Operating Expenses	$21,176,667	$15,493,066	$5,683,601	36.7%
Operating Income	($4,796,656)	($4,324,540)	($472,116)	10.9%
Operating Margin	(29.3)%	(38.7)%	9.4%	
Hours Flown	1,729	1,308	421	32.2%

Highlights:

- Q1 showed a 46% increase in revenue and a 32% increase in hours flown
- Operating margin increased 25%
- We had almost $500k in unscheduled maintenance expenses
- Increased salaries reflect additional employees hired and trained to staff additional aircraft, an FAA and DOT requirement before additional aircraft are allowed
- Non Q1 operating expenses include increase professional fees for securities issuances and S1 filing costs

GLOBALX

p5.

$200M in Contracts and LOIs Secured YTD for 2022 and Beyond GlobalX Overview LOI’S – Cargo Contracts Key Contracts - PAX • Latin American Major Airline Operator • US Government Contractor • 4950 Hours in 2022 • 600 Minimum Hours in 2022 • 9360 Hours years 2023 & 2024 • 2400 Hours in both 2023 & 2024 • Cuba Contract Renewed • Caribbean Cargo/Logistics Operator • Represents 1760 Hours in 2022 (subject to DOT • 390 Hours in 2022 approval) • Cuba province cities now opened • Expected 2400 hours in both 2023 & 2024 • We project an additional 780 hours per year • Collegiate, Fan and Incentive Travel • 1900 Hours • US Airline • 171 hours in May/June • 287 additional hours proposed • Major European Tour Operator • 1600 Hours in Summer 2022 p6.

GlobalX Current Status GlobalX Overview Fleet Team Passenger • 72 Pilots (includes 30 in training) • 5 A320 • 105 Flight attendants, including 23 in • 1 A321 training 10 Passenger • 1 A320 (May 2022) Bases • 1 A319 (June 2022) Aircraft • Miami (Operating) • 1 A321 (July 2022) • Atlantic City (Operating) • 1 A319 (Aug 2022) • Las Vegas (Operating) Cargo • 13 A321F on lease/firm LOI with deposit, with 7 • San Antonio (In process) additional lessor commitments • First aircraft to be delivered in August to complete certification • Second aircraft to be delivered in September • Both 321F’s in revenue service by October 1 p7.

N284GX coming out of paint N284GX p8.

Q2 Objectives • $19M+ in Revenue • EBITDAR* positive • Delivery of 2 aircraft (A319 and A320) • 2 additional passenger aircraft LOI’s signed to support growing government contract • Multiple cargo contracts executed • Fall football season work contracted *EBITDAR – is a non-GAAP measure which is “Earning before Interest, Taxes, Depreciation, Amortization and Rent”. Common metric used when analyzing airlines to allow an apples to apples comparison of profits by removing rental costs. By removing rental costs one can compare companies with similar operations but which choose to access assets differently—some companies may own assets while other companies rent. p9.

321F Livery p10.

A321-200F Fleet Type General Advantages over Boeing VS B757-200PCF – 17-19% Less fuel burn than B757-200PCF 321F vs The – 95% Total volume of the 757-200PCF – 14% More containerized volume than B757-200PCF Competition VS B737-800F – 18% More volume than B737-800F – 55% More containerized volume than B737-800F p11.

A321 Containerized Cargo Capacity vs 737-800/757 Main Lower Container Equals AAY containers Deck Deck Volume* 3 A321 +55% +14% 14 10 7,349 ft 3 17 88‘‘x125‘‘ LD3-45W 208 m 3 757-200SF 15 6,473 ft BULK 3 15 88‘‘x125‘‘ 183 ft ONLY 11 + 0.5 BULK 3 4,747 ft 737-800SF 11 ONLY 11 x 88‘‘x125‘‘ 3 134 m 1 x 53‘‘x88‘‘ *100% inner container volume, no bulk; ** 100% ULD volume, no bulk 3 3 3 3 AAY vol. 12.22m / 431ft ; LD3-45W: 3.7m / 130.7ft ; pallet position are not considered p12.

Anticipated Delivery Date in MSN AGE MTOW Engine Type Conversion Type # full Cargo Config 1 1199 2000 93K KG IAE V2500 EFW Aug 19/22 2 1438 2001 89K KG IAE V2500 Precision Sept 1/22 3 1953 2003 89K KG IAE V2500 Precision Mid December 2022 4 TBD TBD TBD TBD EFW Est 1st half 2023 5 993 1999 89K KG IAE V2500 Precision Jun-23 6 1451 2001 89K KG CFM56 Precision Jul-23 7 1024 1999 89K KG IAE V2500 Precision Sep-23 321F Delivery 8 1503 2001 89K KG CFM56 Precision Oct-23 9 1966 2003 89K KG CFM56 Precision Jan-24 Schedule and 10 TBD TBD 93K KG TBD EFW Feb-24 11 2480 2005 89K KG IAE V2500 Precision Mar-24 12 TBD TBD 93K KG TBD EFW Mar-24 Future 13 TBD TBD 93K KG TBD EFW Aug-24 Options 1 TBD Slot secured - no plane Precision Q1 2024 2 TBD Slot secured - no plane EFW Q4 2023 3 TBD Slot secured - no plane EFW Q1 2024 4 TBC Precision Slots 2023 5 TBD Slot secured - no plane Q4 2023 6 TBD Searching for feedstock 2023 or 2024 7 TBD Searching for feedstock 2023 or 2024 th Working to secure a 4 A321F in Q1 2023 p13.

MSN 1199 and MSN 1438 Cargo Conversion in progress p14.

Improving Unit Economics Estimates We are projecting: $1.5-2.2M annualized gross profit before overhead per passenger aircraft $4.2-5.5M annualized gross profit before overhead per cargo aircraft Fleet Plan calls for by the end of each year: 2022: 10 Passenger / 3 Cargo 2023: 13 Passenger / 8 Cargo 2024: 19 Passenger / 15 Cargo 2025: 25 Passenger / 25 Cargo Annualized G&A/Overhead: $18M growing 10% annually to support fleet expansion Gross Profit used to calculate gross margin reflects non-GAAP Gross Profit relative to net revenue. Non-GAAP Gross Profit includes Depreciation & Amortization costs. p15.

Share Price Performance Certification 3 7 $0 Revenue 6 2.5 5 2 4 1.5 3 6 Passenger Aircraft 1 13 Cargo Aircraft on order 2 7 additional commitments $16M in Q1 Revenue 0.5 1 0 0 Adj Close Number of aircraft p16.

In Summary… Resilient and Diverse Business Model Assets Still Being Acquired at Post-Covid Prices On track for Oct 1 launch of cargo revenue service Major long term contracts provide solid revenue foundation p17.